Exhibit 99.2

Devcon International Corp. – Pro Forma Financial Data

Devcon International Corp.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Basis of Presentation

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition (the “Transaction”) of the stock of Coastal Security Company (“Coastal”) by Devcon International Corp. (the “Company”) for approximately $50.7 million using the purchase method of accounting.

The unaudited pro forma condensed consolidated financial statements also give effect to other transactions that occurred during the period, based on unaudited pro forma information presented in previously filed Form 8-K for the acquisition of Starpoint Limited and the divestiture of V.I Cement and Building Products, Inc. (“VICBP”).

The following presents the Company’s unaudited pro forma condensed consolidated financial information as of September 30, 2005, for the nine months ended September 30, 2005 and for the fiscal year ended December 31, 2004. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 gives effect to the transaction as if it had occurred on September 30, 2005. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the nine month period ended September 30, 2005 give effect to the Transaction as if it had occurred as of the beginning of each respective period.

The unaudited pro forma condensed consolidated financial statements should be read together with the Company’s consolidated financial statements as of December 31, 2004, including the notes thereto, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as well as the Company’s unaudited consolidated financial statements as of September 30, 2005, and for the nine months period then ended, including the notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

We are providing the pro forma condensed consolidated financial information for illustrative purposes only. The results may have been different had these transactions actually occurred during the periods presented. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the transactions actually occurred during the periods presented or the future results that the Company will experience. The unaudited pro forma condensed consolidated statements of operations do not give effect to any cost savings or operating synergies expected to result from the acquisition and divestiture or the costs to achieve such cost savings or operating synergies.

Pro Forma Financial Statements – Balance Sheet September 30, 2005

	As of September 30, 2005 (Unaudited) (amounts shown in thousands except share and per share data)
	Devcon International Corp.	Coastal Historical	Pro Forma Adjustments For Coastal Acquisition	Notes	Pro Forma Information
Cash and cash equivalent	$7,856	$417	$(11,900)	(1)	$(3,627)
Accounts receivable, net	21,101	1,321	—	(1)	22,422
Accounts receivable, related party	630	—	—		630
Notes receivable	4,241	—	—		4,241
Other current assets	12,991	1,680	(877)	(1),(2),(3)	13,794

Total current assets	46,819	3,418	(12,777)		37,460

Property, plant and equipment, net of accumulated depreciation	24,713	1,161	(229)	(1)	25,645
Customer accounts, net	21,057	19,484	14,116	(1)	54,657
Goodwill	19,965	—	14,013		33,978
Intangible assets	570	819	381		1,770
Other non-current assets	9,631	3,230	(3,065)	(1),(3)	9,796

Total assets	122,755	28,112	12,439		163,306

Trade accounts payable and accrued expenses	$13,153	$884	$287	(2)	$14,324
Deferred revenue	2,405	541	—		2,946
Other current liabilities	2,571	1,036	7,338	(1),(2)	10,945

Total current liabilities	18,129	2,461	7,625		28,215

Long term debt, excluding current installments	23,873	16,967	14,395	(1),(2),(3)	55,235
Long term debt, related party	1,725	—	—		1,725
Series A and Series B cumulative convertible preferred stock	—	11,500	(11,500)	(1)	—
Other long term liabilities, excluding current portion	5,033	2,019	(2,019)		5,033

Total liabilities	48,760	32,947	8,501		90,208

Common stock	599	3	(3)	(1)	599
Additional paid in capital	31,166	92	(92)	(1)	31,166
Retained earnings	44,219	(4,930)	4,033	(1),(2),(3)	43,322
Accumulated other comprehensive loss	(1,910)	—	—		(1,910)
Treasury stock	(79)	—	—		(79)

Total stockholders’ equity (deficit)	73,995	(4,835)	3,938		73,098

Total liabilities and stockholders’ equity	$122,755	$28,112	$12,439		$163,306

Pro Forma Financial Statements – Statement of Operations for the Twelve Months Ended December 31, 2004

	For the twelve months ended December 31, 2004 (Unaudited) (amounts shown in thousands except share and per share data)
	Devcon International Corp.	Starpoint Historical	Pro Forma Adjustments For Starpoint Acquisition	Notes		Pro Forma Adjustments for VICBP Divesture	Notes	Coastal Historical	Pro Forma Adjust- ments for Coastal Acquisition	Notes	Pro Forma Information
Revenue:
Materials revenue	$41,061	$—	$—			$(14,531)		$—	$—		$26,530
Materials revenue, related party	1,919	—	—			(611)		—	—		1,308
Construction revenue	14,657	—	—			—		—	—		14,657
Construction revenue, related party	10,394	—	—			—		—	—		10,394
Security revenue	943	19,875						15,905			36,723
Other revenue	184	—	—			—		—	—		184

Total revenue	69,158	19,875	—			(15,142)		15,905	—		89,796

Cost of sales:
Cost of materials	(36,083)	—	—			12,826		—	—		(23,257)
Cost of construction	(17,547)	—	—			—		—	—		(17,547)
Cost of security	(648)	(11,600)	169	(4)		—		(7,300)	—		(19,379)
Cost of other	(156)	—	—			—		—	—		(156)

Gross profit	14,724	8,275	169			(2,316)		8,605	—		29,457
Operating expenses:
Selling, general and administrative	(15,142)	(11,281)	2,089	(4	),(5)	2,044		(9,198)	1,547	(11)	(29,941)
Severance and retirement	(1,656)	—	—			(8)		—	—		(1,664)
Other	(622)	—	—			—		(104)	—		(726)

Operating (loss) income	(2,696)	(3,006)	2,258			(280)		(697)	1,547		(2,874)
Interest income	2,896	—	—			(149)		—	—		2,747
Gain on Antigua notes	10,970	—	—			—		—	—		10,970
Interest expense	(164)	(7)	(2,050)	(6)		835	(9)	(736)	(2,979)	(12)	(5,101)
Other income (expense)	71	—	—			—		—	—		71

(Loss) income from continuing operations before income taxes	11,077	(3,013)	208			406		(1,433)	(1,432)		5,813
Income tax benefit (expense)	(441)	—	953	(7)		445	(10)	(202)	487	(13)	1,242

Net (loss) income from continuing operations	$10,636	$(3,013)	$1,161			$851		$(1,635)	$(945)		$7,055

Per share data:
Net (loss) income from continuing operations per common share-basic	$2.44										$1.62
Net (loss) income from continuing operations per common share-diluted	$2.09										$1.38
Weighted average number of shares outstanding
Basic	4,363,476										4,363,476
Diluted	5,096,566										5,096,566

Pro forma Financial Statements – Statement of Operations for the Nine Months Ended September 30, 2005

	For the nine months ended September 30, 2005 (Unaudited) (amounts shown in thousands except share and per share data)
	Devcon International Corp.	Starpoint Historical	Pro Forma Adjustments For Starpoint Acquisition	Notes	Coastal Historical	Pro Forma Adjust- ments for Coastal Acquisition	Notes	Pro Forma Information
Revenue:
Materials revenue	$20,104	$—	$—		$—	$—		$20,104
Construction revenue	22,437	—	—		—	—		22,437
Construction revenue, related party	6,529	—	—		—	—		6,529
Security revenue	11,146	3,046	—		13,882	—		28,074
Other revenue	542	—	—		—	—		542

Total revenue	60,758	3,046	—		13,882	—		77,686

Cost of sales:
Cost of materials	(18,516)	—	—		—	—		(18,516)
Cost of construction	(27,228)	—	—		—	—		(27,228)
Cost of security	(4,725)	(1,992)	38	(4)	(6,601)	—		(13,280)
Cost of other	(336)	—	—		—	—		(336)

Gross profit	9,953	1,054	38		7,281	—		18,326

Operating expenses:
Selling, general and administrative	(16,617)	(1,243)	171	(4),(5)	(6,289)	(185)	(11)	(24,163)
Severance and retirement	(629)	—	—		—	—		(629)
Other	—	—	—		(2)	—		(2)

Operating (loss) income	(7,293)	(189)	209		990	(185)		(6,468)

Interest income	663							663
Interest expense	(1,218)	(4)	(342)	(6)	(842)	(1,944)	(12)	(4,350)
Other income (expense)	598	(246)	—		(19)			333

(Loss) income from continuing operations before income taxes	(7,250)	(439)	(133)		129	(2,129)		(9,822)
Income tax benefit (expense)	1,316	—	194	(7)	(152)	724	(13)	2,082

Net (loss) income from continuing operations	$(5,934)	$(439)	$61		$(23)	$(1,405)		$(7,740)

Per share data:
Net (loss) income from continuing operations per common share-basic	$(1.01)							$(1.32)
Net (loss) income from continuing operations per common share-diluted	$(1.01)							$(1.32)
Weighted average number of shares outstanding
Basic	5,872,736							5,872,736
Diluted	5,872,736							5,872,736

Devcon International Corp.

Notes to the Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

Coastal Acquisition

(1)	The acquisition of Coastal has been accounted for using the purchase method of accounting. Purchase accounting requires that the assets and liabilities acquired be recorded at their fair value at the date of acquisition. The preliminary purchase price allocation is based on management’s best estimate of fair value and is therefore subject to adjustment upon completion of an independent valuation. The purchase price allocation will be finalized and the resulting adjustments will be applied to assets and liabilities.

The preliminary purchase price allocation is detailed as follows:

September 30, 2005 (dollars in thousands)
Cash and cash equivalent	$417
Accounts receivable	1,321
Inventory	855
Other assets	189
Net fixed assets	932
Customer accounts	33,600
Identified intangible assets	1,200
Trade accounts payable and accrued expenses	(884)
Deferred revenue	(541)
Other current liabilities	(374)
Goodwill	14,013

Purchase price	$50,728

(2)	The Coastal acquisition purchase price is summarized as follows:

(dollars in thousands)
Cash	$11,900
Bridge loan	8,000
Revolving line of credit	30,511
Transaction costs	317

Total	$50,728

To complete financing of the Coastal acquisition on November 10, 2005, the Company entered into an $8 million bridge loan and a revolving credit facility under which the $30.5 million was advanced. The foregoing descriptions of the credit agreement and the bridge loan agreement are not complete and are qualified in their entirety by reference to the credit agreement, which is incorporated by reference herein as Exhibit 10.2, and the bridge loan agreement, which is incorporated by reference herein as Exhibit 10.3.

(3)	To reflect the write-off of deferred financing costs for extinguishing debt and record costs related to the $8 million bridge loan and revolving line of credit amortized over 4 months and 3 years, respectively.

Starpoint Limited Acquisition

Since the consummation of the acquisition of Starpoint Limited on February 28, 2005, the Company’s results of operations for the nine month period ended September 30, 2005 already include the period from the acquisition date up to and including September 30, 2005.

Devcon International Corp.

Notes to the Pro Forma Condensed Consolidated Financial Statements

(Unaudited) – Continued

(4)	Adjustments were made to asset balances in applying purchase accounting. The adjustment reflects the decrease in depreciation and amortization expense to (i) the amortization of identifiable intangibles using the straight-line method over a weighted-average average life of 10 years and (ii) a decrease in depreciation resulting from a reduction in value of property, plant and equipment, depreciated on a straight-line basis over an average remaining life of 4 years.

(5)	Starpoint Limited recorded a corporate allocation of $1.531 million and $241,000 for the twelve month period ended December 31, 2004 and the two month period ended February 28, 2005, respectively. Because the Starpoint Limited acquisition was an acquisition of assets, the foregoing expense is not being assumed. However, the treatment of the foregoing expense is not included as a pro forma adjustment.

(6)	Includes interest expense associated with financing of the acquisition of $24.6 million of long-term debt issued under the credit agreement at an assumed rate of 7.5%. The credit agreement contains provisions regarding unused commitment fees, which costs are included in the adjustment for interest expense on a pro forma basis along with the impact of amortization of loan origination costs over 6 years.

(7)	Starpoint Limited did not record a federal and state income tax expense. The Company is currently in a federal taxable position and accordingly calculated a pro forma income tax expense based upon an estimated effective tax rate of 34%.

VICBP’s Divestiture

The results of operations of the VICBP business sold on September 30, 2005 were classified as discontinued operations and are not included in the Company’s historical results from continuing operations for the nine month period ended September 30, 2005.

(8)	Does not include the gain before taxes on the sale of VICBP’s materials division assets.

(9)	Includes the elimination of interest expense related to the Company’s debt resulting from the extinguishment of certain of the Company’s debt with the proceeds from the disposition.

(10)	Includes the income tax effects of the adjustment discussed in footnote (9), based on a 34% tax rate. The income tax effect of VICBP’s materials division income excluding the adjustment discussed in footnote (9) is based on an estimated effective tax rate of 37.5%.

Coastal Acquisition

(11)	As part of its purchase accounting, the Company recorded certain definite lived assets at fair value. These assets included customer contracts and non-compete agreements. An adjustment was recorded to amortization expense for the twelve month period ended December 31, 2004 and the nine month period ended September 30, 2005, respectively, based on remaining useful lives of 3 years.

(12)	In order to finance its acquisition of Coastal, the Company used $31.4 million of its revolving line of credit bearing interest at a rate of 10% per annum and subscribed to an $8.0 million bridge loan bearing interest at a rate of 7% per annum. Additionally, this line of credit and bridge loan allowed the early extinguishment of the credit agreement entered into to finance the Starpoint Limited acquisition. The pro forma interest expense adjustment includes the effect of early retirement of loan origination costs on a pro forma basis.

(13)	Includes the income tax effects of the adjustments discussed in footnotes (11) and (12), based on a 34% tax rate.